EXHIBIT 99.1

Lakeland Bancorp Announces Third Quarter Results

OAK RIDGE, N.J., Oct. 22, 2020 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $14.4 million and earnings per diluted share ("EPS") of $0.28 for the three months ended September 30, 2020 compared to net income of $18.9 million and diluted EPS of $0.37 for the third quarter of 2019. For the third quarter of 2020, annualized return on average assets was 0.76%, annualized return on average common equity was 7.64% and annualized return on average tangible common equity was 9.71%.

For the nine months ended September 30, 2020, the Company reported net income of $38.7 million and earnings per diluted share ("EPS") of $0.76 compared to net income of $52.0 million and diluted EPS of $1.02 for the first nine months of 2019. For the first nine months of 2020, annualized return on average assets was 0.73%, annualized return on average common equity was 6.95% and annualized return on average tangible common equity was 8.86%.

The third quarter and year-to-date results were adversely impacted by provisions for loan losses of $8.0 million and $26.2 million, respectively, compared to $536,000 and $1.0 million for the same periods last year. The increased provision for the first nine months of 2020 was primarily due to the impact of COVID-19 on certain qualitative factors and loans on payment deferment resulting in approximately 75% of the provision. The remainder of the provision is attributable to loan growth, a change in the loan portfolio composition and a change in loss rates. As of September 30, 2020, the ratio of the allowance for loan loss to total loans was 1.11% compared to 0.78% as of December 31, 2019. The allowance for loan losses to total loans less Paycheck Protection Program ("PPP") loans of $325.1 million, was 1.18% as of September 30, 2020.

Thomas Shara, Lakeland Bancorp’s President and CEO commented, "We continue to be a trusted partner for our customers during these uncertain times with our loans growing this quarter by $86 million or 1.5% and year-to-date growth of 7.4% excluding Payment Protection Plan loans, while deposits grew this quarter by $141 million or 2.3% and year-to-date growth of 18%. In addition, we recorded a lower provision for loan loss this quarter as our asset quality remains strong. Loans on deferred payment status decreased to 2.7% of total loans at September 30, 2020 from 19% at June 30, 2020 and loan charge-offs remain negligible. In light of the customer preference to utilize digital banking channels along with a decrease in branch transactions, we will be closing three branches representing 6% of our branch network."

COVID-19
As part of Lakeland’s response to COVID-19, we initiated remote working plans and encouraged the use of our mobile and online banking alternatives. To assist COVID-19 impacted borrowers, we offered temporary payment deferrals on commercial, mortgage and consumer loans. At September 30, 2020, we have on deferral, approximately $149 million in commercial loans (includes commercial loans secured by real estate, commercial and industrial and other loans), $3 million in equipment finance loans and $3 million in residential mortgage and consumer loans, compared to $927 million, $40 million and $53 million, respectively, at June 30, 2020. The reduction in deferrals from June 30, 2020 to September 30, 2020 was due primarily to borrowers resuming their regular payment schedule. We also participated in the Small Business Administration Paycheck Protection Program ("PPP") to help strengthen local businesses and preserve jobs in our communities and have funded 2,066 loans totaling $326.6 million with $11.1 million in related fees, as well as $1.1 million in deferred costs.

Net Interest Margin and Net Interest Income

Net interest margin for the third quarter of 2020 of 2.96% decreased 29 and 10 basis points, respectively, compared to the third quarter of 2019 and the second quarter of 2020. Net interest margin for the first nine months of 2020 of 3.09% compared to 3.35% for the same period in 2019. The decrease in net interest margin was due primarily to a decrease in the yield on interest-earning assets partially offset by a decrease in the cost of interest-bearing liabilities.

The yield on interest-earning assets for the third quarter of 2020 was 3.49% compared to 4.32% for the third quarter of 2019 and 3.69% for the second quarter of 2020. The yield on interest-earning assets for the first nine months of 2020 was 3.77% compared to 4.41% during the same period in 2019. The current quarter and year-to-date decrease in yield on interest-earning assets, when compared to the prior periods, was due primarily to a reduction in the yield on loans due to decreases in the prime rate and LIBOR during 2019 and 2020, an increase in lower yielding federal funds sold, as well as the origination of PPP loans during the second quarter of 2020, which earn an effective yield of 2.50% including amortization of fees and costs.

The cost of interest-bearing liabilities for the third quarter of 2020 was 0.72% compared to 1.41% for the third quarter of 2019 and 0.86% for the second quarter of 2020. The cost of interest-bearing liabilities for the first nine months of 2020 was 0.91% compared to 1.39% during the same period in 2019. The cost of interest-bearing transaction accounts, time deposits and borrowings has decreased since 2019 largely driven by reductions in market interest rates.

Net interest income for the third quarter of 2020 of $52.1 million increased $3.5 million and $1.6 million, respectively, compared to the third quarter of 2019 and the second quarter of 2020. Net interest income for the first nine months of 2020 of $152.6 million compared to $146.5 million for the first nine months of 2019. The increase in net interest income compared to prior periods was due primarily to the growth in the volume of interest-earning assets which was somewhat offset by a decrease in yield on interest-earning assets.

Noninterest Income

Noninterest income increased $73,000 to $6.8 million for the third quarter of 2020 from $6.7 million for the third quarter of 2019. Gains on sales of loans for the third quarter of 2020 increased $951,000 compared to the third quarter of 2019 due primarily to increased volume driven by lower interest rates, while commissions and fees for the third quarter of 2020 increased $122,000 due primarily to increases in mortgage application fees and commercial loan fees. Service charges on deposit accounts for the third quarter of 2020 decreased $563,000 compared to the third quarter of 2019 due primarily to changes in customer behavior resulting from the pandemic. Third quarter 2020 results also included losses on equity securities of $170,000 compared to a gain of $72,000 during the same period in 2019.

For the first nine months of 2020, noninterest income increased $1.5 million to $20.3 million compared to the first nine months of 2019 primarily due to increases in swap income and gains on sales of loans which increased $2.6 million and $1.3 million, respectively, resulting from increased volume driven by lower interest rates. The first nine months of 2020 included gains on sales of investment securities of $342,000 compared to none for the same period last year. Partially offsetting these favorable variances was service charges on deposits which decreased $1.5 million compared to the first nine months of 2019 due to the same reason mentioned in the quarterly comparison. The first nine months of 2020 also included a $625,000 loss on equity securities compared to a gain of $525,000 for the first nine months of 2019.

Noninterest Expense

Noninterest expense totaled $32.1 million for the third quarter of 2020 and increased $2.5 million compared to the third quarter of 2019. Salary and employee benefit expense for the third quarter of 2020 increased $632,000, or 3%, when compared to the same quarter of 2019 as a result of staff additions and normal merit increases. Furniture and equipment expense increased $806,000 compared to the third quarter of 2019 due primarily to an increase in costs associated with the Company's digital strategy initiative. FDIC insurance expense totaled $625,000 for the third quarter of 2020 and increased $1.0 million compared to the same period in 2019. In the third quarter of 2019, $420,000 in previously recorded FDIC expense was reversed due to FDIC assessment credits and no third quarter 2019 accrual was made, resulting from the insurance fund reserve ratio exceeding the required level.

Noninterest expense for the first nine months of 2020 of $96.1 million increased $830,000 compared to the first nine months of 2019. Salary and employee benefit expense increased $2.5 million compared to the first nine months of 2019 due to the same reasons discussed in the quarterly comparison. Furniture and equipment expense and FDIC insurance expense increased $1.9 million and $942,000, respectively, due to the same reasons mentioned in the quarterly comparison. Marketing expenses for the first nine months of 2020 decreased $590,000 due partially to the delay of marketing campaigns resulting from the pandemic. Year-to-date 2019 results included merger related expenses of $3.2 million due to the acquisition of Highlands Bank, while year-to-date 2020 results include a long-term debt prepayment fee of $356,000 resulting from the payoff of $10.0 million in Federal Home Loan Bank debt yielding 2.89%.

Income Tax Expense

The effective tax rate for the third quarter of 2020 was 23.3% compared to 25.3% for the third quarter of 2019. The decreased effective tax rate for the third quarter of 2020 was primarily a result of an increase in tax advantaged items as a percent of pretax income.

Financial Condition

At September 30, 2020, total assets were $7.52 billion, an increase of $810.9 million compared to December 31, 2019. For the nine months ended September 30, 2020, total loans grew $705.8 million, including $325.1 million attributed to PPP loans, to $5.84 billion and investment securities decreased $9.3 million to $909.5 million. On the funding side, total deposits increased $972.7 million to $6.27 billion, while borrowings decreased $261.5 million to $351.2 million. At September 30, 2020, total loans as a percent of total deposits was 93.4%.

Asset Quality

At September 30, 2020, non-performing assets increased to $33.1 million, 0.44% of total assets, compared to $21.7 million, 0.32% of total assets, at December 31, 2019. Non-accrual loans as a percent of total loans increased to 0.57% at September 30, 2020 compared to 0.41% at December 31, 2019. The increase in non-accrual loans from December 31, 2019, related primarily to one loan relationship totaling $9.5 million that was not COVID-19 related. The allowance for loan losses increased to $65.2 million, 1.11% of total loans, at September 30, 2020, compared to $40.0 million, 0.78% of total loans, at December 31, 2019. In the third quarter of 2020, the Company had net charge-offs of $597,000, or 0.04% of average loans, annualized, compared to $543,000, or 0.04%, for the same period in 2019. The provision for loan losses for the third quarter of 2020 was $8.0 million compared to a $536,000 provision for loan losses in the third quarter of 2019.

Capital

At September 30, 2020, stockholders' equity was $753.6 million compared to $725.3 million at December 31, 2019, a 4% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.36% at September 30, 2020. The book value per common share and tangible book value per common share increased 6% and 8% to $14.93 and $11.77, respectively, compared to $14.13 and $10.94 at September 30, 2019. At September 30, 2020, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio was 10.02% and 8.06%, respectively, compared to 10.81% and 8.62% at December 31, 2019. Excluding the impact of the PPP loans of $325.1 million, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio was 10.47% and 8.44%, respectively, at September 30, 2020. On October 21, 2020, the Company declared a quarterly cash dividend of $0.125 per share to be paid on November 13, 2020, to shareholders of record as of November 3, 2020.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements – including the statement regarding the prospective impact of COVID-19 and our plans to close three branches – that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause the Company’s actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets; changes in economic conditions nationally, regionally and in the Company’s markets; public health crises (such as the governmental, social and economic effects of the novel coronavirus); the nature and timing of actions of the Federal Reserve Board and other regulators; the nature and timing of legislation and regulation affecting the financial services industry; government intervention in the U.S. financial system; changes in federal and state tax laws; changes in levels of market interest rates; pricing pressures on loan and deposit products; credit risks of Lakeland’s lending and equipment financing activities; successful implementation, deployment and upgrades of new and existing technology, systems, services and products; and customers’ acceptance of Lakeland’s products and services.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results. Specifically, the Company provides measures based on what it believes are its operating earnings on a consistent basis, and excludes material non-routine operating items which affect the GAAP reporting of results of operations. The Company’s management believes that providing this information to analysts and investors allows them to better understand and evaluate the Company’s core financial results for the periods in question.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, the Company’s management believes that such information is useful to investors.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, provision for unfunded lending commitments and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities and gain on debt extinguishment, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying non-GAAP tables.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which has over $7 billion in total assets. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, N.Y., the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset based lending, equipment financing, small business loans and lines, and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey’s Best-In-State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey’s 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com for more information.

Thomas J. Shara
President & CEO

Thomas F. Splaine
EVP & CFO
973-697-2000

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019
INCOME STATEMENT
Net interest income	$52,134	$48,682	$152,552	$146,486
Provision for loan losses	(8,000)	(536)	(26,223)	(1,044)
Gains on sales of investment securities	—	—	342	—
Gains on sales of loans	1,437	486	2,562	1,285
Gain (loss) on equity securities	(170)	72	(625)	525
Other noninterest income	5,506	6,142	17,986	17,002
Long-term debt prepayment fee	—	—	(356)	—
Merger-related expenses	—	—	—	(3,178)
Other noninterest expense	(32,097)	(29,563)	(95,707)	(92,055)
Pretax income	18,810	25,283	50,531	69,021
Provision for income taxes	(4,383)	(6,409)	(11,861)	(17,064)
Net income	$14,427	$18,874	$38,670	$51,957

Basic earnings per common share	$0.28	$0.37	$0.76	$1.02
Diluted earnings per common share	$0.28	$0.37	$0.76	$1.02
Dividends paid per common share	$0.125	$0.125	$0.375	$0.365
Weighted average shares - basic	50,526	50,553	50,544	50,447
Weighted average shares - diluted	50,620	50,694	50,645	50,595

SELECTED OPERATING RATIOS
Annualized return on average assets	0.76%	1.17%	0.73%	1.11%
Annualized return on average common equity	7.64%	10.61%	6.95%	10.07%
Annualized return on average tangible common equity (1)	9.71%	13.74%	8.86%	13.11%
Annualized yield on interest-earning assets	3.49%	4.32%	3.77%	4.41%
Annualized cost of interest-bearing liabilities	0.72%	1.41%	0.91%	1.39%
Annualized net interest spread	2.77%	2.91%	2.86%	3.02%
Annualized net interest margin	2.96%	3.25%	3.09%	3.35%
Efficiency ratio (1)	53.96%	52.77%	54.95%	55.05%
Stockholders' equity to total assets			10.02%	10.99%
Book value per common share			$14.93	$14.13
Tangible book value per common share (1)			$11.77	$10.94
Tangible common equity to tangible assets (1)			8.06%	8.72%

ASSET QUALITY RATIOS			September 30, 2020	September 30, 2019
Ratio of allowance for loan losses to total loans			1.11%	0.78%
Non-performing loans to total loans			0.57%	0.32%
Non-performing assets to total assets			0.44%	0.26%
Annualized net charge-offs to average loans			0.02%	—%

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(Dollars in thousands)			September 30, 2020	September 30, 2019
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans			$5,843,591	$4,923,414
Allowance for loan losses			65,242	38,655
Investment securities			909,535	905,078
Total assets			7,522,184	6,492,474
Total deposits			6,266,516	5,210,619
Short-term borrowings			97,874	199,326
Other borrowings			253,359	284,029
Stockholders' equity			753,572	713,204

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
SELECTED AVERAGE BALANCE SHEET DATA
Loans	$5,775,093	$4,937,488	$5,519,621	$4,908,952
Investment securities	873,066	869,734	881,332	860,840
Interest-earning assets	7,009,939	5,947,645	6,599,481	5,852,919
Total assets	7,516,069	6,379,675	7,073,438	6,273,860
Noninterest-bearing demand deposits	1,475,422	1,100,413	1,317,195	1,080,235
Savings deposits	548,662	494,377	523,653	503,260
Interest-bearing transaction accounts	3,086,260	2,678,424	2,942,307	2,599,004
Time deposits	1,176,181	964,159	1,048,115	938,751
Total deposits	6,286,525	5,237,373	5,831,270	5,121,250
Short-term borrowings	58,845	74,042	100,303	104,450
Other borrowings	269,093	287,839	273,567	292,447
Total interest-bearing liabilities	5,139,042	4,498,841	4,887,945	4,437,912
Stockholders' equity	751,099	705,726	743,318	689,538

Lakeland Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019
INTEREST INCOME
Loans and net deferred fees and costs	$56,801	$58,563	$170,483	$175,324
Federal funds sold and interest-bearing deposits with banks	92	695	287	1,297
Taxable investment securities and other	4,139	5,007	14,131	14,865
Tax exempt investment securities	401	361	1,082	1,165
TOTAL INTEREST INCOME	61,433	64,626	185,983	192,651
INTEREST EXPENSE
Deposits	7,012	13,267	25,969	37,526
Federal funds purchased and securities sold under agreements to repurchase	27	231	531	1,333
Other borrowings	2,260	2,446	6,931	7,306
TOTAL INTEREST EXPENSE	9,299	15,944	33,431	46,165
NET INTEREST INCOME	52,134	48,682	152,552	146,486
Provision for loan losses	8,000	536	26,223	1,044
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	44,134	48,146	126,329	145,442
NONINTEREST INCOME
Service charges on deposit accounts	2,288	2,851	6,663	8,179
Commissions and fees	1,667	1,545	4,503	4,682
Income on bank owned life insurance	670	691	2,000	2,064
(Loss) gain on equity securities	(170)	72	(625)	525
Gains on sales of loans	1,437	486	2,562	1,285
Gains on sales of investment securities	—	—	342	—
Swap income	624	730	4,234	1,585
Other income	257	325	586	492
TOTAL NONINTEREST INCOME	6,773	6,700	20,265	18,812
NONINTEREST EXPENSE
Salaries and employee benefit expense	19,694	19,062	60,198	57,672
Net occupancy expense	2,692	2,767	8,016	8,350
Furniture and equipment expense	2,890	2,084	8,233	6,365
FDIC insurance expense	625	(420)	1,373	431
Stationary, supplies and postage expense	488	366	1,268	1,214
Marketing expense	381	423	840	1,430
Data processing expense	1,211	1,248	3,900	3,800
Telecommunications expense	501	480	1,399	1,451
ATM and debit card expense	615	588	1,738	1,773
Core deposit intangible amortization	250	288	776	893
Other real estate owned and other repossessed assets expense (income)	(2)	29	53	223
Long-term debt prepayment fee	—	—	356	—
Merger-related expenses	—	—	—	3,178
Other expenses	2,752	2,648	7,913	8,453
TOTAL NONINTEREST EXPENSE	32,097	29,563	96,063	95,233
INCOME BEFORE PROVISION FOR INCOME TAXES	18,810	25,283	50,531	69,021
Provision for income taxes	4,383	6,409	11,861	17,064
NET INCOME	$14,427	$18,874	$38,670	$51,957
EARNINGS PER COMMON SHARE:
Basic	$0.28	$0.37	$0.76	$1.02
Diluted	$0.28	$0.37	$0.76	$1.02
DIVIDENDS PAID PER COMMON SHARE	$0.125	$0.125	$0.375	$0.365

Lakeland Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Cash	$314,591	$275,794
Interest-bearing deposits due from banks	31,337	6,577
Total cash and cash equivalents	345,928	282,371
Investment securities available for sale, at fair value	783,331	755,900
Equity securities, at fair value	14,076	16,473
Investment securities held to maturity; fair value of $101,205 at September 30, 2020 and $124,904 at December 31, 2019	97,893	123,975
Federal Home Loan Bank and other membership stocks, at cost	14,235	22,505
Loans held for sale	4,197	1,743
Loans, net of deferred fees	5,843,591	5,137,823
Less: Allowance for loan losses	65,242	40,003
Net loans and leases	5,778,349	5,097,820
Premises and equipment, net	47,810	47,608
Operating lease right-of-use assets	17,028	18,282
Accrued interest receivable	21,480	16,832
Goodwill	156,277	156,277
Other identifiable intangible assets	3,538	4,314
Bank owned life insurance	114,418	112,392
Other assets	123,624	54,744
TOTAL ASSETS	$7,522,184	$6,711,236
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$1,474,847	$1,124,121
Savings and interest-bearing transaction accounts	3,647,328	3,298,854
Time deposits $250 thousand and under	961,402	652,144
Time deposits over $250 thousand	182,939	218,660
Total deposits	6,266,516	5,293,779
Federal funds purchased and securities sold under agreements to repurchase	97,874	328,658
Other borrowings	135,111	165,816
Subordinated debentures	118,248	118,220
Operating lease liabilities	18,471	19,814
Other liabilities	132,392	59,686
TOTAL LIABILITIES	6,768,612	5,985,973
STOCKHOLDERS' EQUITY
Common stock, no par value; authorized shares, 100,000,000; issued shares 50,598,670 and outstanding shares 50,467,635 at September 30, 2020 and issued and outstanding shares 50,498,410 at December 31, 2019	561,817	560,263
Retained earnings	182,329	162,752
Treasury shares, at cost, 131,035 shares at September 30, 2020 and no shares at December 31, 2019	(1,452)	—
Accumulated other comprehensive income	10,878	2,248
TOTAL STOCKHOLDERS' EQUITY	753,572	725,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,522,184	$6,711,236

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2020	2020	2020	2019	2019
INCOME STATEMENT
Net interest income	$52,134	$50,519	$49,899	$49,548	$48,682
Provision for loan losses	(8,000)	(9,000)	(9,223)	(1,086)	(536)
Gains on sales of investment securities	—	—	342	—	—
Gains on sales of loans	1,437	710	415	375	486
(Loss) gain on equity securities	(170)	198	(653)	(29)	72
Other noninterest income	5,506	4,573	7,907	7,638	6,142
Long-term debt prepayment fee	—	—	(356)	—	—
Merger-related expenses	—	—	—	—	—
Other noninterest expense	(32,097)	(31,462)	(32,148)	(31,523)	(29,563)
Pretax income	18,810	15,538	16,183	24,923	25,283
Provision for income taxes	(4,383)	(3,687)	(3,791)	(6,208)	(6,409)
Net income	$14,427	$11,851	$12,392	$18,715	$18,874

Basic earnings per common share	$0.28	$0.23	$0.24	$0.37	$0.37
Diluted earnings per common share	$0.28	$0.23	$0.24	$0.37	$0.37
Dividends paid per common share	$0.125	$0.125	$0.125	$0.125	$0.125
Dividends paid	$6,365	$6,365	$6,364	$6,363	$6,362
Weighted average shares - basic	50,526	50,522	50,586	50,566	50,553
Weighted average shares - diluted	50,620	50,593	50,728	50,748	50,694

SELECTED OPERATING RATIOS
Annualized return on average assets	0.76%	0.67%	0.76%	1.15%	1.17%
Annualized return on average common equity	7.64%	6.42%	6.77%	10.32%	10.61%
Annualized return on average tangible common equity (1)	9.71%	8.19%	8.65%	13.29%	13.74%
Annualized net interest margin	2.96%	3.06%	3.28%	3.27%	3.25%
Efficiency ratio (1)	53.96%	55.62%	55.30%	54.20%	52.77%
Common stockholders' equity to total assets	10.02%	9.96%	10.51%	10.81%	10.99%
Tangible common equity to tangible assets (1)	8.06%	7.99%	8.41%	8.62%	8.72%
Tier 1 risk-based ratio	10.34%	10.45%	10.61%	11.02%	11.24%
Total risk-based ratio	12.93%	12.98%	13.04%	13.40%	13.70%
Tier 1 leverage ratio	8.36%	8.69%	9.38%	9.41%	9.34%
Common equity tier 1 capital ratio	9.83%	9.93%	10.08%	10.46%	10.66%
Book value per common share	$14.93	$14.77	$14.60	$14.36	$14.13
Tangible book value per common share (1)	$11.77	$11.60	$11.43	$11.18	$10.94

(1) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans	$5,855,024	$5,769,127	$5,331,863	$5,140,940	$4,925,998
Allowance for loan losses	65,242	57,839	48,884	40,003	38,655
Investment securities	909,535	957,985	974,319	918,853	905,078
Total assets	7,522,184	7,488,516	7,013,908	6,711,236	6,492,474
Total deposits	6,266,516	6,125,502	5,455,138	5,293,779	5,210,619
Short-term borrowings	97,874	183,116	419,085	328,658	199,326
Other borrowings	253,359	273,954	258,944	284,036	284,029
Stockholders' equity	753,572	745,489	736,922	725,263	713,204

LOANS
Commercial, real estate	$4,326,074	$4,260,917	$4,073,911	$3,924,762	$3,749,413
Commercial, industrial and other	426,821	402,239	467,346	431,934	391,486
Paycheck Protection Program	325,115	325,999	—	—	—
Equipment financing	116,410	115,651	116,421	111,076	104,689
Residential mortgages	342,583	334,455	334,114	335,191	337,482
Consumer and home equity	318,021	329,866	340,071	337,977	342,928
Total loans	$5,855,024	$5,769,127	$5,331,863	$5,140,940	$4,925,998

DEPOSITS
Noninterest-bearing	$1,474,847	$1,486,273	$1,129,695	$1,124,121	$1,101,083
Savings and interest-bearing transaction accounts	3,647,328	3,510,723	3,241,397	3,298,854	3,196,323
Time deposits	1,144,341	1,128,506	1,084,046	870,804	913,213
Total deposits	$6,266,516	$6,125,502	$5,455,138	$5,293,779	$5,210,619

Total loans to total deposits ratio	93.4%	94.2%	97.7%	97.1%	94.5%

SELECTED AVERAGE BALANCE SHEET DATA
Loans	$5,775,093	$5,572,865	$5,208,097	$5,025,377	$4,937,488
Investment securities	873,066	891,037	879,987	894,698	869,734
Interest-earning assets	7,009,939	6,650,993	6,133,003	6,022,525	5,947,645
Total assets	7,516,069	7,137,529	6,565,302	6,470,082	6,379,675
Noninterest-bearing demand deposits	1,475,422	1,364,785	1,109,638	1,130,192	1,100,413
Savings deposits	548,662	525,224	496,798	492,903	494,377
Interest-bearing transaction accounts	3,086,260	2,908,299	2,830,778	2,814,831	2,678,424
Time deposits	1,176,181	1,093,760	872,998	873,924	964,159
Total deposits	6,286,525	5,892,068	5,310,212	5,311,850	5,237,373
Short-term borrowings	58,845	82,694	159,825	67,097	74,042
Other borrowings	269,093	273,904	277,753	284,049	287,839
Total interest-bearing liabilities	5,139,042	4,883,881	4,638,152	4,532,804	4,498,841
Stockholders' equity	751,099	742,050	736,719	719,292	705,726

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
AVERAGE ANNUALIZED YIELDS (TAXABLE EQUIVALENT BASIS) AND COSTS
ASSETS
Loans	3.91%	4.03%	4.47%	4.60%	4.71%
Taxable investment securities and other	2.09%	2.31%	2.56%	2.34%	2.50%
Tax-exempt securities	2.55%	2.70%	2.67%	2.69%	2.70%
Federal funds sold and interest-bearing cash accounts	0.10%	0.08%	1.42%	1.65%	1.98%
Total interest-earning assets	3.49%	3.69%	4.17%	4.21%	4.32%
LIABILITIES
Savings accounts	0.06%	0.07%	0.07%	0.07%	0.06%
Interest-bearing transaction accounts	0.44%	0.55%	0.97%	1.05%	1.24%
Time deposits	1.19%	1.48%	1.81%	1.93%	2.00%
Borrowings	2.73%	2.62%	2.54%	2.86%	2.89%
Total interest-bearing liabilities	0.72%	0.86%	1.18%	1.26%	1.41%
Net interest spread (taxable equivalent basis)	2.77%	2.83%	2.99%	2.96%	2.91%
Annualized net interest margin (taxable equivalent basis)	2.96%	3.06%	3.28%	3.27%	3.25%
Annualized cost of deposits	0.44%	0.55%	0.82%	0.88%	1.00%
ASSET QUALITY DATA
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$57,839	$48,884	$40,003	$38,655	$38,662
Provision for loan losses	8,000	9,000	9,223	1,086	536
Charge-offs	(682)	(142)	(483)	(198)	(809)
Recoveries	85	97	141	460	266
Balance at end of period	$65,242	$57,839	$48,884	$40,003	$38,655

NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial, real estate	$298	$(36)	$111	$(18)	$203
Commercial, industrial and other	173	(13)	(31)	13	393
Equipment financing	95	(11)	71	(297)	—
Residential mortgages	(1)	—	96	—	(55)
Consumer and home equity	32	105	95	40	2
Net charge-offs (recoveries)	$597	$45	$342	$(262)	$543

NON-PERFORMING ASSETS
Commercial, real estate	$26,145	$25,615	$24,770	$13,281	$9,164
Commercial, industrial and other	1,484	1,546	1,909	1,539	795
Equipment financing	444	400	199	284	271
Residential mortgages	2,695	2,860	2,837	3,428	3,250
Consumer and home equity	2,322	2,432	2,689	2,606	2,437
Total non-accrual loans	33,090	32,853	32,404	21,138	15,917
Property acquired through foreclosure or repossession	—	354	393	563	944
Total non-performing assets	$33,090	$33,207	$32,797	$21,701	$16,861

Loans past due 90 days or more and still accruing	$165	$58	$99	$—	$—
Loans restructured and still accruing	$4,299	$4,667	$4,719	$5,650	$5,029

Ratio of allowance for loan losses to total loans	1.11%	1.00%	0.92%	0.78%	0.78%
Total non-accrual loans to total loans	0.57%	0.57%	0.61%	0.41%	0.32%
Total non-performing assets to total assets	0.44%	0.44%	0.47%	0.32%	0.26%
Annualized net charge-offs (recoveries) to average loans	0.04%	—%	0.03%	(0.02)%	0.04%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	At or for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except ratios and per share amounts)	2020	2020	2020	2019	2019
CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE
Total common stockholders' equity at end of period - GAAP	$753,572	$745,489	$736,922	$725,263	$713,204
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	3,538	3,788	4,049	4,314	4,602
Total tangible common stockholders' equity at end of period - Non-GAAP	$593,757	$585,424	$576,596	$564,672	$552,325

Shares outstanding at end of period	50,468	50,463	50,462	50,498	50,489

Book value per share - GAAP	$14.93	$14.77	$14.60	$14.36	$14.13

Tangible book value per share - Non-GAAP	$11.77	$11.60	$11.43	$11.18	$10.94

CALCULATION OF TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Total tangible common stockholders' equity at end of period - Non-GAAP	$593,757	$585,424	$576,596	$564,672	$552,325

Total assets at end of period - GAAP	$7,522,184	$7,488,516	$7,013,908	$6,711,236	$6,492,474
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	3,538	3,788	4,049	4,314	4,602
Total tangible assets at end of period - Non-GAAP	$7,362,369	$7,328,451	$6,853,582	$6,550,645	$6,331,595

Common equity to assets - GAAP	10.02%	9.96%	10.51%	10.81%	10.99%

Tangible common equity to tangible assets - Non-GAAP	8.06%	7.99%	8.41%	8.62%	8.72%

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$14,427	$11,851	$12,392	$18,715	$18,874

Total average common stockholders' equity - GAAP	$751,099	$742,050	$736,719	$719,292	$705,726
Less: Average goodwill	156,277	156,277	156,277	156,277	155,835
Less: Average other identifiable intangible assets	3,689	3,942	4,205	4,468	4,761
Total average tangible common stockholders' equity - Non-GAAP	$591,133	$581,831	$576,237	$558,547	$545,130

Return on average common stockholders' equity - GAAP	7.64%	6.42%	6.77%	10.32%	10.61%

Return on average tangible common stockholders' equity - Non-GAAP	9.71%	8.19%	8.65%	13.29%	13.74%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$32,097	$31,462	$32,504	$31,523	$29,563
Amortization of core deposit intangibles	(250)	(261)	(265)	(289)	(288)
Long term debt prepayment fees	$—	$—	$(356)
Noninterest expense, as adjusted	$31,847	$31,201	$31,883	$31,234	$29,275

Net interest income	$52,134	$50,519	$49,899	$49,548	$48,682
Total noninterest income	6,773	5,481	8,011	7,984	6,700
Total revenue	58,907	56,000	57,910	57,532	55,382
Tax-equivalent adjustment on municipal securities	108	93	88	91	97
(Gains) on sales of investment securities	—	—	(342)	—	—
Total revenue, as adjusted	$59,015	$56,093	$57,656	$57,623	$55,479
Efficiency ratio - Non-GAAP	53.96%	55.62%	55.30%	54.20%	52.77%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	For the Nine Months Ended September 30,
(Dollars in thousands)	2020	2019

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income - GAAP	$38,670	$51,957

Total average common stockholders' equity - GAAP	$743,318	$689,538
Less: Average goodwill	$156,277	$154,531
Less: Average other identifiable intangible assets	$3,944	$5,022
Total average tangible common stockholders' equity - Non-GAAP	$583,097	$529,985

Return on average common stockholders' equity - GAAP	6.95%	10.07%

Return on average tangible common stockholders' equity - Non-GAAP	8.86%	13.11%

CALCULATION OF EFFICIENCY RATIO
Total noninterest expense	$96,063	$95,233
Amortization of core deposit intangibles	$(776)	$(893)
Long-term debt prepayment fee	$(356)	$—
Merger-related expenses	$—	$(3,178)
Noninterest expense, as adjusted	$94,931	$91,162

Net interest income	$152,552	$146,486
Noninterest income	$20,265	$18,812
Total revenue	$172,817	$165,298
Tax-equivalent adjustment on municipal securities	$289	$310
Gains on sales of investment securities	$(342)	$—
Total revenue, as adjusted	$172,764	$165,608
Efficiency ratio - Non-GAAP	54.95%	55.05%